UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2023

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-09341	02-0377419
(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ICAD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

The disclosure set forth under Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dana Brown Appointment

On March 10, 2023, Dana Brown, age 58, the Executive Chair of the Board of Directors (the “Board”) of iCAD, Inc. (the “Company”), was appointed President and Chief Executive Officer of the Company, effective immediately. In connection with Ms. Brown’s appointment, Ms. Brown and the Company entered into an Executive Employment Agreement (the “Brown Agreement”).

The Brown Agreement provides Ms. Brown (i) an annual base salary of $400,000; (ii) eligibility to participate in the Company’s annual discretionary bonus plan for executives, with the potential to earn a cash and/or equity-based bonus equal to up to thirty (30%) percent of Ms. Brown’s annual base salary; (iii) eligibility to participate in the Company’s benefit plans; (iv) reimbursement for reasonable out-of-pocket expenses; and (v) options to acquire 250,000 shares of common stock, subject to a 3-year vesting schedule and a 10-year expiration period. The Brown Agreement subjects Ms. Brown to standard restrictive covenants for agreements of its type, including non-competition and non-solicitation.

In addition to serving as the Executive Chair of the Board since January 2023, Ms. Brown has served as a member of the Board since February 2022. Ms. Brown served from November 5, 2018 to March 31, 2022, as the Senior Vice President, Chief Strategy and Operations Officer at Susan G. Komen®, the world’s leading nonprofit breast cancer organization. Prior to that role, she served as Senior Vice President and Chief Digital Officer at United Way Worldwide. Ms. Brown was also a founding team member of multiple successful ventures including co-founder and CMO for MetaSolv Software, CEO of Ipsum Networks and spent the early years of her career at Texas Instruments and Arthur Andersen.

There are no arrangements or understandings between Ms. Brown and any other persons pursuant to which she was selected as Chief Executive Officer. There are no family relationships between Ms. Brown and the directors, nor between Ms. Brown and any executive officer, of the Company. Ms. Brown’s existing employment agreement as described in the Company’s filings with the Securities and Exchange Commission (the “Commission”) was terminated, effective upon entry into the Brown Agreement.

The foregoing description of the Brown Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Brown Agreement, that will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2022.

Stacey Stevens Resignation

Stevens resigned from her position as Chief Executive Officer and President of the Company and as a member of the Board of Directors on March 10, 2023. In connection therewith, Ms. Stevens entered into a Transition and Separation Agreement with the Company (the “Separation Agreement”). The Separation Agreement provides that as of March 10, 2023 (the “Transition Date”), Ms. Stevens shall serve the Company in the role of Senior Advisor from the Transition Date until the earlier of (i) April 30, 2023 or (ii) the effective date of any resignation of employment by Ms. Stevens, at which point Ms. Stevens employment with the Company shall terminate (the “Separation Date”). Pursuant to the Separation Agreement, beginning on the Transition Date and ending on the Separation Date, Ms. Stevens shall continue to receive her current base salary. Additionally, on or before the next regular payroll date following the Separation Date, Ms. Stevens shall receive severance payments in the total amount of $433,333.33, equivalent to 13 months of Ms. Stevens current base salary, payable in the form of salary continuation over the 13 month period following the Separation Date in accordance with the Company’s normal payroll practices. In addition, the Company agreed to extend the expiration date for Ms. Stevens’ vested options for 24 months from the Separation Date.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, that will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2022.

Timothy Irish Resignation

On January 6, 2023, the Company appointed Dana Brown as the Executive Chairman of the Board of the Company, replacing Timothy Irish, who was appointed Chairman in early 2022. Following his dismissal as Chairman, Mr. Irish communicated on several occasions his objections, as indicated below. On March 6, 2023, Mr. Irish notified the Executive Chairman of the Board of his decision to resign, effective immediately, from his position as a member of the Board. In his resignation letter, a copy of which is attached as Exhibit 17.1 to this Current Report on Form 8-K, Mr. Irish made statements regarding the reasons for his resignation, expressing disagreement with the Company’s direction and governance. The Board and the Company strongly disagree with Mr. Irish’s assertions. The Nominations and Governance Committee of the Board of Directors, as it has in the past, will review and evaluate the performance of each member of the Board of Directors and in such context, address any matters it deems to be unacceptable.

In accordance with the requirements of Item 5.02 of Form 8-K, the Company has provided Mr. Irish with a copy of the disclosures contained in this Current Report on Form 8-K no later than the day on which the Company filed this Current Report on Form 8-K with the Commission who responded by submitting the correspondence attached as Exhibit 17.2.

Board of Directors

Effective upon the resignations of Mr. Irish and Ms. Stevens, the Board reduced the size of the Board to five (5) directors.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

17.1	Letter, dated March 6, 2023, from Mr. Timothy Irish to the Executive Chair of the Board of iCAD, Inc.

17.2	Letter, dated March 10, 1023, from Mr. Timothy Irish to the Executive Chair of the Board of iCAD, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC. (Registrant)

By:	/s/ Dana Brown
Dana Brown
President and Chief Executive Officer

Date: March 10, 2023